Exhibit 23.1 - Consent of Labonte & Co.



                                  LABONTE & CO.
                    C H A R T E R E D   A C C O U N T A N T S


                                                           610 - 938 Howe Street
                                                           Vancouver, BC  Canada
                                                                         V6Z 1N9
                                                        Telephone (604) 682-2778
                                                        Facsimile (604) 689-2778
                                                        Email: rjl@labonteco.com


June 9, 2003


U.S. Securities and Exchange Commission
Division of  Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Iceberg Brands Corporation - Stock Incentive and Option Plan S-8 Registration of 4,000,000 shares

Dear Sir/Madame:

We hereby consent to the incorporation by reference therein of our Auditors' Report dated February 21, 2003 to the Stockholders and Board of Directors with respect to the financial statements of the Company included in its annual reports filed with the U.S. Securities and Exchange Commission for the fiscal years ended December 31, 2002 and 2001 on Form 10-KSB.


Sincerely,

/s/ Labonte & Co.
---------------------
LaBonte & Co.,
Chartered Accountants

RJL/vf